__________

FURTHER RESTATED AND AMENDED

EXECUTIVE SERVICES AGREEMENT

Between:

URANIUM ENERGY CORP.

And:

AMIR ADNANI CORP.

Uranium Energy Corp.
500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78471

FURTHER RESTATED AND AMENDED

EXECUTIVE SERVICES AGREEMENT

THIS FURTHER RESTATED AND AMENDED EXECUTIVE SERVICES AGREEMENT is made and dated for reference effective as fully executed on July 24, 2013.

BETWEEN:

URANIUM ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at 500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78471

(the "Company");

OF THE FIRST PART

AND:

AMIR ADNANI CORP., a company incorporated under the laws of the Province of British Columbia, Canada, and having an executive office and an address for notice and delivery located at Suite 320, 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3

(the "Consultant");

OF THE SECOND PART

(the Company and the Consultant being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A.     The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the NYSE MKT LLC stock exchange;

B.     The Consultant has experience in and specializes in providing reporting and non-reporting companies with valuable management and operational services, and the Consultant is owned and controlled by Amir Adnani (Mr. "Adnani") who is the current President, Chief Executive Officer and a director of the Company;

C.     The Company is involved in the principal business of acquiring, exploring and developing various resource properties of merit (collectively, the "Business"); and, as a consequence thereof, the Company is hereby desirous of continuing to retain the Consultant as a consultant to the Company and, through the Company, the various consulting services being provided and to be provided by Mr. Adnani through the Consultant to the Company, and the Consultant is hereby desirous of continuing to accept such position in order to provide such related services to the Company (collectively, the "General Services");

D.     In accordance with the terms and conditions of a certain and underlying "Further Amended and Restated Executive Services Agreement", dated for reference effective as at July 23, 2009, as amended by certain letter agreements to the same, dated for reference effective as at July 1, 2010 and February 1, 2012, respectively, each as entered into between the Parties (collectively, the "Underlying Agreement"); a copy of which Underlying Agreement being attached hereto as Schedule "A" and forming a material part hereof; the Parties thereby formalized the appointment of the Consultant as a consultant to the Company, together with the provision for certain related management and operational services to be provided by Mr. Adnani to the Company in accordance with the terms and conditions of the Underlying Agreement;

E.     Since the entering into of the Underlying Agreement, and as a consequence of the Mr. Adnani's valuable role within the Company, the Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the General Services and, correspondingly, that it is their intention by the terms and conditions of this "Further Restated and Amended Executive Services Agreement" (the "Agreement") to hereby replace, in their entirety, the Underlying Agreement, together with all such prior discussions, negotiations, understandings and agreements with respect to the General Services; and

F.     The Parties have agreed to enter into this Agreement which replaces, in its entirety, the Underlying Agreement, together with all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within General Services to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES AGREE AS FOLLOWS:

Article 1
DEFINITIONS, INTERPRETATION, SCHEDULE AND ENTIRE AGREEMENT

1.1     Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)     "18-months Severance Fee" has the meaning ascribed to it in section "3.5" hereinbelow;

(b)     "Adnani" means Amir Adnani who owns and controls the corporate Consultant herein;

(c)     "Advance" has the meaning ascribed to it in section "3.6" hereinbelow;

(d)     "Agreement" means this Further Restated and Amended Executive Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(e)     "Arbitration Rules" means the Rules of the American Arbitration Association, as amended from time to time, as set forth in Article "9" hereinbelow;

(f)     "Benefits" has the meaning ascribed to it in section "4.8" hereinbelow;

(g)     "Benefits Extension" has the meaning ascribed to it in section "3.2" hereinbelow;

(h)     "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

(i)     "Bonus" has the meaning ascribed to it in section "4.3" hereinbelow;

(j)     "Business" has the meaning ascribed to it in recital "C." hereinabove.

(k)     "business day" means any day during which United States Chartered Banks are open for business in the City of Corpus Christi, State of Texas, U.S.A.;

(l)     "Company" means Uranium Energy Corp., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(m)     "Company's Non-Renewal Notice" has the meaning ascribed to in section "3.2" hereinbelow;

(n)     "Consultant" means Amir Adnani Corp., a company incorporated under the laws of the Province of British Columbia, Canada, or any successor company, however formed, whether as a result of merger, amalgamation or other action, together with Mr. Adnani as the context so requires;

(o)     "Effective Date" has the meaning ascribed to in section "3.1" hereinbelow;

(p)     "Effective Termination Date" has the meaning ascribed to it in each of sections "3.2" "3.3", "3.4", "3.5", "3.6", "3.7" and "5.3" hereinbelow;

(q)     "Exchange Act", "Form S-8 Registration Statement", "SEC", "Registration Statement" and "Securities Act" have the meanings ascribed to them in section "4.7" hereinbelow;

(r)     "Expenses" has the meaning ascribed to it in section "4.4" hereinbelow;

(s)     "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

(t)     "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

(u)     "Good Reason" means, in relation to section "3.5" hereinbelow, and without the written consent of the Consultant, the occurrence of any of the following events:

(i)     any material reduction or diminution (except temporarily during any period of physical or mental incapacity or disability of Mr. Adnani) in Mr. Adnani's titles or positions or any material reduction or diminution in Mr. Adnani's authority, duties or responsibilities with the Company (and including any position or duties as a director of the Company or the failure to be re-elected as a director of the Company);

(ii)     a breach by the Company of any material provision of this Agreement and including, without limitation, a breach of the obligations of the Company under Articles "3" and "4" hereinbelow (other than a reduction in the Consultant's base Fee that does not exceed an aggregate of 10% of the Consultant's then base Fee and which reduction applies, in equal percentages, to all senior officers of the Company), or any failure to timely pay any part of the Consultant's compensation hereunder or to provide, in the aggregate, the level of benefits contemplated herein;

(iii)     the failure of the Company to obtain and deliver to the Consultant a written agreement, in form satisfactory to the Consultant acting reasonably, and in a timely manner, to be entered into with any successor, assignee or transferee of the Company to assume and agree to perform this Agreement;

(iv)     the failure by or of the Company to continue in effect any benefit, bonus, incentive, remuneration, compensation, stock ownership, stock purchase, stock option, life insurance, disability, pension or retirement plans in which either the Consultant or Mr. Adnani is participating or entitled to participate, or the Company takes, or fails to take, any action that materially adversely affects either the Consultant's or Mr. Adnani's participation in, or reduces their rights or benefits, under or pursuant to any such plans, or the Company fails to increase or improve the rights or benefits on a basis consistent with practices in effect prior to such failure with respect to senior officers of the Company; and

(v)     the Company taking any action to deprive the Consultant or Mr. Adnani with any material fringe benefit enjoyed by either of them immediately prior to such deprivation, or failing to increase or improve such material fringe benefits on a basis consistent with practices implemented with respect to senior officers of the Company;

(v)     "Indemnified Party" has the meaning ascribed to it in section "7.1" hereinbelow;

(w)     "Initial Term" has the meaning ascribed to it in section "3.1" hereinbelow;

(x)     "Just Cause" means any act, omission, behavior, conduct or circumstance of the Consultant that constitutes just cause for dismissal of the Consultant at common law;

(y)     "Notice of Termination Date" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5", "3.6" and "5.3" hereinbelow;

(z)     "NYSE MKT" means the NYSE MKT LLC stock exchange, or any successor stock exchange, however formed, whether as a result of merger, amalgamation or other action;

(aa)     "Option" has the meaning ascribed to it in section "4.6" hereinbelow;

(ab)     "Option Plan" has the meaning ascribed to it in section "4.6" hereinbelow;

(ac)     "Option Share" has the meaning ascribed to it in section "4.6" hereinbelow;

(ad)     "Options Extension" has the meaning ascribed to it in section "3.2" hereinbelow;

(ae)     "Outstanding Expense Reimbursements" has the meaning ascribed to it in section "3.2" hereinbelow;

(af)     "Outstanding Vacation Pay" has the meaning ascribed to it in section "3.2" hereinbelow;

(ag)     "Parties" or "Party" means, individually and collectively, the Company, and/or the Consultant, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(ah)     "Property" has the meaning ascribed to it in section "5.4" hereinbelow;

(ai)     "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(aj)     "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Consultant and including, without limitation, and where applicable, the United States Securities and Exchange Commission, the NYSE MKT and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(ak)     "Renewal Period" has the meaning ascribed to it in section "3.2" hereinbelow;

(al)     "Severance Package" has the meaning ascribed to it in each of sections "3.2", "3.3", "3.5" and "3.7" hereinbelow;

(am)     "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

(an)     "Underlying Agreement" has the meaning ascribed to it in recital "D." hereinabove; and a copy of which Underlying Agreement being attached hereto as Schedule "A" and forming a material part hereof; and

(ao)     "Vacation" has the meaning ascribed to it in section "4.5" hereinbelow.

1.2     Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)     any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)     words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

1.3     Schedule. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

Schedule	Description of Schedule
Schedule "A":	Underlying Agreement.

1.4     Entire agreement. This Agreement constitutes the entire agreement to date between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the Underlying Agreement which is hereby confirmed as superseded, in its entirety, by the terms and conditions of this Agreement.

Article 2
GENERAL SERVICES AND DUTIES OF THE CONSULTANT

2.1     General Services. During the Initial Term and during the continuance of this Agreement the Company hereby agrees to retain the Consultant as a consultant to the Company, and the Consultant hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Consultant by, the Board of Directors consistent with such position, and the Consultant also agrees to accept such position in order to provide such related management and operational services as the Board of Directors shall, from time to time, reasonably assign to the Consultant and as may be necessary for the ongoing maintenance and development of the Company's various Business interests during the Initial Term and during the continuance of this Agreement (collectively, the "General Services"); it being expressly acknowledged and agreed by the Parties that the Consultant and, through the Consultant, Mr. Adnani, shall initially commit and provide to the Company the General Services on a reasonably full-time basis during the Initial Term and during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay and provide to the order and direction of the Consultant each of the proposed compensation amounts as set forth in Articles "4" hereinbelow.

In this regard it is hereby acknowledged and agreed that the Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the Chairman of the Board of Directors, or upon the advice or instructions of such other director or officer of the Company as the Chairman of the Board of Directors shall, from time to time, designate in times of the Chairman of the Board of Director's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2     Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that Consultant and, through the Consultant, Mr. Adnani, will, during the Initial Term and during the continuance of this Agreement, devote a reasonably full-time portion of the Consultant's and Mr. Adnani's consulting time to the General Services of the Consultant as may be determined and required by the Board of Directors for the performance of said General Services faithfully, diligently, to the best of the Consultant's and Mr. Adnani's abilities and in the best interests of the Company and, furthermore, that the Consultant's and Mr. Adnani's consulting time will be prioritized at all times for the Company in that regard.

2.3     Adherence to rules and policies of the Company. The Consultant and, through the Consultant, Mr. Adnani, hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant as a consultant to the Company.

Article 3
INITIAL TERM, RENEWAL AND TERMINATION

3.1     Effectiveness and Initial Term of the Agreement. The initial term of this Agreement (the "Initial Term") is for a period of three years commencing on July 1, 2013 (the "Effective Date"), however, is subject, at all times, to the Company's prior receipt, if required, of Regulatory Approval from each of the Regulatory Authorities to the terms and conditions of and the transactions contemplated by this Agreement within 30 calendar days of the due and complete execution of this Agreement by both Parties; failing said Regulatory Approval, if required, this Agreement will be deemed null and void ab initio.

3.2     Renewal by the Company after the Initial Term and Severance Package if not renewed. Subject at all times to sections "3.3", "3.4", "3.5", "3.6", "3.7" and "5.3" hereinbelow, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. The Company agrees to notify the Consultant in writing at least 90 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice").

Should the Company fail to provide a Company's Non-Renewal Notice, this Agreement shall automatically renew on a three-month to three-month term renewal basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties for the next three-month term of renewal or, otherwise, terminated upon delivery by the Company of a corresponding and follow-up 90 calendar day Company's Non-Renewal Notice in connection with and within 90 calendar days prior to the end of any such three-month term renewal period (in each such instance a "Renewal Period" hereunder). Any such Renewal Period on a three-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.

Should the Company, however, provide a Company's Non-Renewal Notice either during the Initial Term or during any Renewal Period hereunder and within 90 calendar days prior to the end of such Initial Term or Renewal Period as the case may be (the end of such 90-day period from such Company's Non-Renewal Notice being the "Effective Termination Date" herein), the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and, subject to the following severance package (the "Severance Package" herein) obligation of the Company, the Company's shall continue to be obligated to provide and to pay to the Consultant and to Mr. Adnani all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Consultant and Mr. Adnani the following amounts in the following manner, however, subject, at all times, to the Consultant's ongoing compliance with the Consultant's obligations under Article "5" hereinbelow, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the non-renewal of this Agreement upon the completion of the Initial Term or any Renewal Period of this Agreement:

(a)     an additional severance cash payment equating to an aggregate of four months of the then monthly "Fee" (as hereinafter defined) for each full year, and any portion thereof, of the Initial Term and any Renewal Period under each of the Underlying Agreement (that being already from July 23, 2009 to the Effective Date hereof) and during which this Agreement was in force and effect and during which General Services were rendered under the Underlying Agreement and hereunder, together with the Consultant's average annual Bonus during the most recent two years, payable by the Company to the Consultant on the Effective Termination Date; and payable within 14 calendar days of the Effective Termination Date;

(b)     any "Expense" (as hereinafter defined) payment reimbursements which would then be due and owing by the Company to the Consultant to the Effective Termination Date under each of the Underlying Agreement and this Agreement and, subject to the Consultant's prior compliance with the provisions of section "4.4" hereinbelow, payable within 14 calendar days of the Effective Termination Date (the "Outstanding Expense Reimbursements");

(c)     any pro rata and unused "Vacation" (as hereinafter defined) pay which would then be due and owing by the Company to Mr. Adnani under each of the Underlying Agreement and this Agreement to the Effective Termination Date and payable within 14 calendar days of the Effective Termination Date (the "Outstanding Vacation Pay");

(d)     subject to the provisions of sections "4.6" and "4.7" hereinbelow, all of the Consultant's and Mr. Adnani's then unvested stock "Options" (as hereinafter defined), together with any other options or equity awards granted by the Company to either the Consultant or Mr. Adnani as at the Effective Termination Date, shall immediately vest; such that any such stock Options, options and equity awards are then fully and immediately exercisable by the Consultant and Mr. Adnani; and shall continue to be exercisable for a period of two years from the Effective Termination Date (the "Options Extension"); and

(e)     confirmation that all of the Consultant's and Mr. Adnani's then "Benefits" (as hereinafter defined) coverage would be extended to the Consultant and Mr. Adnani for a period ending two years from the Effective Termination Date (the "Benefits Extension").

3.3     Termination without Just Cause by the Company and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company without Just Cause at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Company's delivery to the Consultant of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 60 calendar days prior to the effective date of any such termination (the end of such 60-day period from such Notice of Termination being the "Effective Termination Date" herein).

In any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and, subject to the following severance package (the "Severance Package" herein) obligation of the Company, the Company's shall continue to be obligated to provide and to pay to the Consultant and to Mr. Adnani all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Consultant and Mr. Adnani the following amounts in the following manner, however, subject, at all times, to the Consultant's ongoing compliance with the Consultant's obligations under Article "5" hereinbelow, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the early termination by the Company without Just Cause under this Agreement prior to the completion of the Initial Term or any Renewal Period of this Agreement:

(a)     an additional severance cash payment equating to an aggregate of 24 months of the then monthly "Fee" (as hereinafter defined) , together with two times the sum of the Consultant's average annual Bonus during the most recent two years, payable by the Company to the Consultant on the Effective Termination Date; and payable within 14 calendar days of the Effective Termination Date;

(b)     subject to the Consultant's prior compliance with the provisions of section "4.4" hereinbelow, all Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date;

(c)     all Outstanding Vacation Pay payable within 14 calendar days of the Effective Termination Date;

(d)     subject to the provisions of sections "4.6" and "4.7" hereinbelow, the Options Extension commencing on the Effective Termination Date; and

(e)     the Benefits Extension commencing on the Effective Termination Date.

3.4     Termination by the Consultant. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Consultant at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Consultant's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 90 calendar days prior to the effective date of any such termination (the end of such 90-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and the Company's ongoing obligation to provide and to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinbelow will continue only until the Effective Termination Date.

3.5     Termination by the Consultant for Good Reason and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Consultant at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Consultant's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 60 calendar days prior to the effective date of any such termination (the end of such 60-day period from such Notice of Termination being the "Effective Termination Date" herein) if the Consultant determines that the occurrence of any event or series of events constitute Good Reason. In this regard, and in order to be entitled to provide any such Notice of Termination under this section, the Consultant shall be required to make a determination that such Good Reason has occurred within 30 calendar days of its occurrence; failing which the Consultant will have been deemed to have accepted such Good Reason without exception and without the right of termination and "Severance Package" (as hereinafter defined) as otherwise provided for in this section.

Upon receipt of such Notice of Termination the Company shall have until 30 calendar days prior to the Effective Termination Date to respond to the Consultant respecting the Company's determination of whether Good Reason has occurred. Any dispute as amongst the Parties respecting any Good Reason determination shall be determined by arbitration in accordance with Article "9" hereinbelow.

Subject to the foregoing and, in particular, the Consultant's prior and valid exercise of its right of Notice of Termination for a determined Good Reason, in any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and, subject to the following severance package (the "Severance Package" herein) obligation of the Company, the Company's shall continue to be obligated to provide and to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date, should it either be agreed by the Parties or determined by arbitration in accordance with Article "9" hereinbelow that a Good Reason has in fact occurred, the Company shall also pay and provide to the Consultant and Mr. Adnani the following amounts in the following manner, however, subject, at all times, to the Consultant's ongoing compliance with the Consultant's obligations under Article "5" hereinbelow, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the early termination for Good Reason under this Agreement prior to the completion of the Initial Term or any Renewal Period of this Agreement:

(a)     an additional severance cash payment equating to an aggregate of 18 months of the then monthly "Fee" (as hereinafter defined), together with one and one-half times the sum of the Consultant's average annual Bonus during the most recent two years, payable by the Company to the Consultant on the Effective Termination Date (the "18-months Severance Fee"); and payable in substantially equal monthly installments over a period 12 months from the Effective Termination Date;

(b)     subject to the Consultant's prior compliance with the provisions of section "4.4" hereinbelow, all Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date;

(c)     all Outstanding Vacation Pay payable within 14 calendar days of the Effective Termination Date;

(d)     subject to the provisions of sections "4.6" and "4.7" hereinbelow, the Options Extension commencing on the Effective Termination Date; and

(e)     the Benefits Extension commencing on the Effective Termination Date.

3.6     Termination for cause or Just Cause by any Party and Advance. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any Party at any time upon written notice to the other Party of such Party's intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein), and damages sought, if:

(a)     the other Party fails to cure a material breach of any provision of this Agreement within 21 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 21 calendar days and the other Party is actively pursuing to cure said material breach);

(b)     the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within 21 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 21 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

(c)     the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(d)     the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 21 calendar days.

In any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and the Company shall continue to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in the event that the Company terminates this Agreement at any time for Just Cause by providing 30 calendar days' prior written Notice of Termination to the Consultant with respect to either of paragraphs "(a)" or "(b)" only hereinabove, the Company shall pay to the Consultant and Mr. Adnani all of the amounts otherwise due or payable to the Consultant and Mr. Adnani by the Company pursuant to Article "4" hereinbelow until the Effective Termination Date (collectively, the "Advance"); and which Advance may then be utilized by the Consultant to either cure or correct any material breach or willful non-compliance consequent thereon; failing which the Company may then offset or claim any such Advance as against any other amounts which may then be due and owing by the Company to the Consultant and Mr. Adnani under the terms and conditions of this Agreement. In addition, and should it then be either agreed by the Company or determined by arbitration in accordance with Article "9" hereinbelow that the Consultant had, in fact, appropriately terminated this Agreement for cause, the Company shall then be obligated to provide and pay to the Consultant and Mr. Adnani all of the amounts which comprise the Severance Package in the manner as set forth in section "3.3" hereinabove.

3.7     Termination for disability or death and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement will be deemed terminated at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement on the 30th calendar day following either the death or disability of Mr. Adnani as a without fault termination (the resulting effective date of any such termination being the "Effective Termination Date" herein). For the purposes of this Agreement the term "disability" shall mean that Mr. Adnani shall have been unable to assist the Consultant in providing the General Services contemplated under this Agreement for a period of 30 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Consultant and the Company; provided that if the Consultant and the Company do not agree on a physician, the Consultant and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on all Parties.

Subject to the following severance package (the "Severance Package" herein) obligation of the Company, in the event that the Consultant's employment is terminated by Mr. Adnani's death or because of disability pursuant to this Agreement, the Company shall pay to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, all amounts to which the Consultant and Mr. Adnani would otherwise be entitled under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, the following amounts in the following manner, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the untimely and early termination of this Agreement prior to the completion of the Initial Term or any Renewal Period by reason of Mr. Adnani's death or disability:

(a)     an additional severance cash payment equating to an aggregate of 12 months of the then monthly "Fee" (as hereinafter defined), together with the Consultant's average annual Bonus during the most recent two years, payable by the Company to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, on the Effective Termination Date; and payable within 14 calendar days of the Effective Termination Date;

(b)     subject to the Consultant's prior compliance with the provisions of section "4.4" hereinbelow, all Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date;

(c)     all Outstanding Vacation Pay payable within 14 calendar days of the Effective Termination Date; and

(d)     subject to the provisions of sections "4.6" and "4.7" hereinbelow, the Options Extension commencing on the Effective Termination Date.

3.8     Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties or for the protection of the Business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, each of sections "3.2", "3.3", "3.4", "3.5", "3.6", "3.7" and "5.3" herein shall survive the termination of this Agreement.

Article 4
COMPENSATION OF THE CONSULTANT

4.1     Fee. Subject to ongoing currency exchange adjustment as provided for hereinbelow, it is hereby acknowledged and agreed that the Consultant shall render the General Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to such payment, of the gross monthly fee of U.S. $30,000.00 (the "Fee"). All such Fees will be due and payable by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to any such Fee payment, bi-monthly and on or about the fifteenth and thirtieth day of each month of the then monthly period of service during the continuance of this Agreement.

4.2     Payment of Fee and status as a non-taxable consultant. It is hereby also acknowledged and agreed that the Consultant will be classified as a non-taxable consultant of the Company for all purposes, such that all compensation which is provided by the Company to the Consultant under this Agreement, or otherwise, will be calculated on the foregoing and gross Fee basis and otherwise for which no statutory taxes will first be deducted by the Company.

4.3     Bonus payments. It is hereby also acknowledged that the Board of Directors may, in good faith, consider the payment of reasonable industry standard annual bonuses (each being a "Bonus") to the Consultant, from time to time, based upon the performance of the Company and upon the achievement by the Consultant and/or the Company of reasonably pre-determined and mutually agreed upon management objectives to be reasonably established by the Board of Directors (after reviewing proposals with respect thereto defined by the Consultant and delivered to the Board of Directors by the Consultant at least 30 calendar days before the beginning of the relevant year of the Company (or within 90 calendar days following the commencement of the Company's first calendar year commencing on the Effective Date)); and which management objectives must be mutually agreed to in advance failing which no Bonus may be payable during the ensuing year. It is expected that these management objectives will consist of both financial and subjective goals and shall be specified in writing by the Board of Directors, and a copy shall be given to the Consultant, prior to the commencement of the applicable year. The payment of any such Bonus shall be payable no later than within 120 calendar days of the ensuing year after any calendar year commencing on the Effective Date. Any dispute respecting either the effectiveness or the magnitude of any Bonus hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.4     Reimbursement of Expenses. It is hereby acknowledged and agreed that the Consultant shall also be reimbursed for all pre-approved, direct and reasonable expenses actually and properly incurred by the Consultant and Mr. Adnani for the benefit of the Company (collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Consultant as the Consultant may designate in writing, from time to time, in the Consultant's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Consultant to the Company of written substantiation on account of each such reimbursable Expense.

4.5     Paid Vacation. It is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Consultant and, through the Consultant, Mr. Adnani, shall be entitled to four weeks paid vacation (collectively, the "Vacation"), to be taken at a time or times which are approved by the Chairman of the Board of Directors (such approval not to be unreasonably withheld); provided, however, taking into account the operational requirements of the Company and the need for the timely performance of the Consultant's General Services; and provided, further, that such weeks shall not be taken consecutively. In this regard it is further understood hereby that the Consultant's and, correspondingly, Mr. Adnani's, entitlement to any such paid Vacation during any year (including the initial year) during the continuance of this Agreement will be subject, at all times, to the Consultant's entitlement to only a pro rata portion of any such paid Vacation time during any year (including the initial year) and to the effective date upon which this Agreement is terminated prior to the end of any such year for any reason whatsoever. Unused Vacation may not be carried over after the completion of each calendar year during the continuance of this Agreement, and any unused Vacation will be paid out in cash by the Company to the Consultant within 14 calendar days of the end of any such calendar year.

4.6     Options. Subject to the following and the provisions of section "4.7" hereinbelow, it is hereby acknowledged and agreed that the Consultant and Mr. Adnani may be granted, from time to time during the Initial Term and during the continuance of this Agreement, or will have already been granted, subject to the rules and policies of the Regulatory Authorities and applicable securities legislation, the terms and conditions of the Company's existing stock incentive plans (collectively, the "Option Plan") and the final determination of either the Board of Directors or the Compensation Committee of the Board of Directors, acting reasonably, an incentive stock option or options (each being an "Option") for the purchase of certain common shares of the Company (each an "Option Share") at such exercise price and for such exercise period as the Board of Directors may determine, in its sole and absolute discretion, from time to time, after the Effective Date hereof.

It is hereby acknowledged that all current Options granted to the Consultant and Mr. Adnani prior the Effective date of this Agreement were negotiated as between the Parties in the context of the stage of development of the Company existing prior to the Effective Date of this Agreement. Correspondingly, it is hereby acknowledged and agreed that the number of Options presently granted by the Company to the Consultant and Mr. Adnani hereunder shall be reviewed and renegotiated at the request of either Party on a reasonably consistent basis during the continuance of this Agreement and, in the event that the Parties cannot agree, then the number of Options shall be increased on an annual basis by the percentage which is the average percentage of all increases to management stock options within the Company during the previous 12-month period; and in each case on similar and reasonable exercise terms and conditions. Any dispute respecting either the effectiveness or magnitude of the final number and terms hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.7     Options subject to the following provisions. In this regard, and subject also to the following, it is hereby acknowledged and agreed that the exercise of any such Options shall be subject, at all times, to such vesting and resale provisions as may then be contained in the Company's Option Plan and as may be finally determined by the Board of Directors, acting reasonably. Notwithstanding the foregoing, however, it is hereby also acknowledged and agreed that, in the event that this Agreement is terminated in accordance with either of sections "3.2", "3.4", "3.6", "3.7" and "5.3" herein; such that no Severance Package or any portion thereof is then available to the Consultant; such portion of the within and remaining Options which shall have then not been exercised on the determined Effective Termination Date shall, notwithstanding the remaining exercise period of the Option(s), then be exercisable by the Consultant and Mr. Adnani for a period of only 90 calendar days following such Effective Termination Date or otherwise. In this regard, and in accordance with the terms and conditions of each final form of Option agreement, the Parties hereby also acknowledge and agree that:

(a)     Registration of Option Shares under the Options: the Company will use its reasonably commercial efforts to file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (the "Form S-8 Registration Statement") within 90 calendar days after the Effective Date hereof covering the issuance of all Option Shares of the Company underlying the then issued Options, and such Form S-8 Registration Statement shall comply with all requirements of the United States Securities Act of 1933, as amended (the "Securities Act"). In this regard the Company shall use its best efforts to ensure that the Form S-8 Registration Statement remains effective as long as such Options are outstanding, and the Consultant fully understands and acknowledges that these Option Shares will be issued in reliance upon the exemption afforded under the Form S-8 Registration Statement which is available only if the Consultant acquires such Option Shares for investment and not with a view to distribution. The Consultant is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act and the special meaning given to such term in various releases of the SEC;

(b)     Section 16 compliance: the Company shall ensure that all grants of Options are made to ensure compliance with all applicable provisions of the exemption afforded under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the foregoing, the Company shall have an independent committee of the Board of Directors approve each grant of Options to the Consultant and Mr. Adnani and, if required, by the applicable Regulatory Authorities and the shareholders of the Company. The Company shall file, on behalf of the Consultant, all reports required to be filed with the SEC pursuant to the requirements of Section 16(a) under the Exchange Act and applicable rules and regulations;

(c) Disposition of any Option Shares: the Consultant further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Consultant agrees that the Consultant shall in no event make any disposition of all or any portion of the Option Shares which the Consultant may acquire hereunder unless and until:

(i)     there is then in effect a "Registration Statement" under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)     (A) the Consultant shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Consultant shall have furnished the Company with an opinion of the Consultant's own counsel to the effect that such disposition will not require registration of any such Option Shares under the Securities Act and (C) such opinion of the Consultant's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Consultant of such concurrence; and

(d)     Payment for any Option Shares: it is hereby further acknowledged and agreed that, during the continuance of this Agreement, the Consultant shall be entitled to exercise any Option granted hereunder and pay for the same by way of the prior agreement of the Consultant, in the Consultant's sole and absolute discretion, and with the prior knowledge of the Company, to settle any indebtedness which may be due and owing by the Company under this Agreement in payment for the exercise price of any Option Shares acquired thereunder. In this regard, and subject to further discussion as between the Company and the Consultant, together with the prior approval of the Board of Directors and the establishment by the Company of a new Option Plan predicated upon the same, it is envisioned that, when the Company is in a position to afford the same, the Company may adopt certain additional "cashless exercise" provisions respecting the granting and exercise of incentive stock options during the continuance of this Agreement.

4.8     Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Consultant and Mr. Adnani shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) (collectively, the "Benefits") at the Company's expense for any and all such Benefits from time to time.

Article 5
ADDITIONAL OBLIGATIONS OF THE CONSULTANT

5.1     Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Consultant will provide the Board of Directors with such information concerning the results of the Consultant's General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

5.2     Opinions, reports and advice of the Consultant. The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant's engagement hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Consultant covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant's role in respect of the Company may be made by the Consultant without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Consultant to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.3     Consultant's business conduct. The Consultant warrants that the Consultant shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Company's business interests and the Consultant. In particular, and in this regard, the Consultant specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company. In the event that the Board of Directors has a reasonable concern that the business as conducted by the Consultant is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the business interests or to the Company's or the Consultant's reputation, the Company may require that the Consultant make such alterations in the Consultant's business conduct or structure, whether of management or Board representation or employee or sub-licensee representation, as the Board of Directors may reasonably require, in its sole and absolute discretion, failing which the Company, in its sole and absolute discretion, may terminate this Agreement upon prior written notice to the Consultant to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Consultant's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinabove until the Effective Termination. In the event of any debate or dispute as to the reasonableness of the Board of Directors' request or requirements, the judgment of the Board of Directors shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article "9" hereinbelow.

5.4     Right of ownership to the business and related Property. The Consultant hereby acknowledges and agrees that any and all Company Business interests, together with any products or improvements derived therefrom and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company. Correspondingly, neither this Agreement, nor the operation of the business contemplated by this Agreement, confers or shall be deemed to confer upon the Consultant any interest whatsoever in and to any of the Property. In this regard the Consultant hereby further covenants and agrees not to, during or after the Initial Term and the continuance of this Agreement, contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of the Company's interests therein. The Consultant acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Consultant's knowledge of and association with the Property interests during the Initial Term and during the continuance of this Agreement, the aforesaid covenant, both during the Initial Term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Company. As a final note, the Consultant hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Property interests as soon as the Consultant becomes aware of the infringement or challenge.

     In addition, and for even greater certainty, the Consultant hereby assigns to the Company the entire right, title and interest throughout the world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, and other inventions, made, conceived, or reduced to practice or authored by the Consultant or the Consultant's employees, either solely or jointly with others, during the performance of this Agreement, or which are made, conceived, or reduced to practice, or authored with the use of information or materials of the Company either received or used by the Consultant during the performance of this Agreement or any extension or renewal thereof. The Consultant shall promptly disclose to the Company all works, writings, formulas, designs, models, photographs, drawings, design inventions and other inventions made, conceived or reduced to practice, or authored by the Consultant or the Consultant's employees as set forth above. The Consultant shall sign, execute and acknowledge, or cause to be signed, executed and acknowledged without cost to Company or its nominees, patent, trademark or copyright protection throughout the world upon all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions; title to which the Company acquires in accordance with the provisions of this section. The Consultant has acquired or shall acquire from each of the Consultant's employees, if any, the necessary rights to all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions made by such employees within the scope of their employment by the Consultant in performing the General Services under this Agreement. The Consultant shall obtain the cooperation of each such employee to secure to the Company or its nominees the rights to such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions as the Company may acquire in accordance with the provisions of this section. The work performed and the information produced under this Agreement are works made for hire as defined in 17 U.S.C. Section 101.

Article 6
ADDITIONAL OBLIGATIONS OF THE PARTIES

6.1     No conflict, no competition and non-circumvention. During the continuance of this Agreement neither Party shall engage in any business or activity which reasonably may detract from or conflict with that Party's respective duties and obligations to other Party as set forth in this Agreement without the prior written consent of the other Party. In addition, during the continuance of this Agreement, and for a period of at least one year following the termination of this Agreement in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" or "5.3" hereunder, the Consultant and Mr. Adnani not shall engage in any uranium exploration or development business or activity whatsoever which reasonably may be determined by the Board of Directors, in its sole and absolute discretion, to compete with any portion of the Company's Business interests as contemplated hereby without the prior written consent of the Company. Furthermore, each of the Parties hereby acknowledges and agrees, for a period of at least one year following the termination of this Agreement in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" or "5.3" hereunder, not to initiate any contact or communication directly with either of the other Party or any of its respective subsidiaries, as the case may be, together with each of the other Party's respective directors, officers, representatives, agents or employees, without the prior written consent of the other Party and, notwithstanding the generality of the foregoing, further acknowledges and agrees, even with the prior written consent of the other Party to such contact or communication, to limit such contact or communication to discussions outside the scope of any confidential information (as hereinafter determined). For the purposes of the foregoing the Parties hereby recognize and agree that a breach a Party of any of the covenants herein contained would result in irreparable harm and significant damage to the other Party that would not be adequately compensated for by monetary award. Accordingly, each of the Parties agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, a Party will also be liable to the other Party, as liquidated damages, for an amount equal to the amount received and earned by that Party as a result of and with respect to any such breach. The Parties hereby acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of their respective business interests and are reasonable and valid, and all defenses to the strict enforcement thereof by the Parties are hereby waived.

6.2     Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party, or of any of the other Party's respective subsidiaries, which may come to the Party's knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party's respective business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

6.3     Compliance with applicable laws. Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1     Indemnification. The Parties hereby each agree to indemnify and save harmless the other Party and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, consultants and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

7.2     No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

7.3     Claim of indemnification. The Parties agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4     Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties, the Indemnified Party will give both Parties prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

7.5     Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

7.6     Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)     such counsel has been authorized by the relevant Party;

(b)     the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)     the named parties to any such action include that any Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party and the Indemnified Party; or

(d)     there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party.

7.7     Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 8
FORCE MAJEURE

8.1     Events. If either Party is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

8.2     Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "8.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 9
ARBITRATION

9.1     Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

9.2     Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "9.3" hereinbelow.

9.3     Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Rules. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in the City of Corpus Christi, State of Texas, U.S.A., for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

9.4     Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 10
GENERAL PROVISIONS

10.1     No assignment. This Agreement may not be assigned by any Party except with the prior written consent of the other Parties.

10.2     Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

10.3     Time of the essence. Time will be of the essence of this Agreement.

10.4     Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties and their respective heirs, executors, administrators and assigns.

10.5     Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

10.6     Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

10.7     Representation and costs. It is hereby acknowledged by each of the Parties that McMillan LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Consultant has been required by each of McMillan LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties that McMillan LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party to the role and capacity of McMillan LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, McMillan LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by McMillan LLP, shall be at the cost of the Company.

10.8     Applicable law. The situs of this Agreement is Corpus Christi, Texas, U.S.A., and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in Corpus Christi, Texas, U.S.A., and the federal laws of the United States applicable thereto.

10.9     Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

10.10     Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

10.11     Counterparts. This Agreement may be signed by the Parties in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

10.12     No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

10.13     Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)     be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)     constitute a general waiver under this Agreement; or

(d)     eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF the Parties have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.
The COMMON SEAL of URANIUM ENERGY CORP., the Company herein, was hereunto affixed in the presence of: /s/ Harry L. Anthony Authorized Signatory	) ) ) ) ) ) )	(C/S)

The COMMON SEAL of AMIR ADNANI CORP., the Consultant herein, was hereunto affixed in the presence of: /s/ Amir Adnani Authorized Signatory	) ) ) ) ) ) )	(C/S)

Schedule A

This is Schedule "A" to that certain Further Restated and Amended Executive Services Agreement, dated for reference effective as fully executed on July 24, 2013, as entered into between Uranium Energy Corp. and Amir Adnani Corp.

Underlying Agreement

Refer to the materials attached hereto.

__________

FURTHER AMENDED AND RESTATED

EXECUTIVE SERVICES AGREEMENT

Between:

URANIUM ENERGY CORP.

And:

AMIR ADNANI CORP.

Uranium Energy Corp.
9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750

__________

FURTHER AMENDED AND RESTATED

EXECUTIVE SERVICES AGREEMENT

                      THIS FURTHER AMENDED AND RESTATED EXECUTIVE SERVICES AGREEMENT is made and dated for reference effective as fully executed on July 23, 2009.

BETWEEN:

URANIUM ENERGY CORP., a company incorporated under the
laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at 9801 Anderson
Mill Road, Suite 230, Austin, Texas, U.S.A., 78750

(the "Company");

OF THE FIRST PART

AND:

AMIR ADNANI CORP., a company incorporated under the laws
of the Province of British Columbia, Canada, and having an
executive office and an address for notice and delivery located at
Suite 320, 1111 West Hastings Street, Vancouver, British
Columbia, Canada, V6E 2J3

(the "Consultant");

OF THE SECOND PART

(the Company and the Consultant being hereinafter singularly also referred to as a "Party" and collectively referred to as the
"Parties" as the context so requires).

WHEREAS:

A.                     The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the American Stock Exchange;

B.                     The Consultant has experience in and specializes in providing reporting and non-reporting companies with valuable management and operational services, and the Consultant is owned and controlled by Amir Adnani (Mr. "Adnani") who is the current President, Chief Executive Officer and a director of the Company;

C.                     The Company is involved in the principal business of acquiring, exploring and developing various resource properties of merit (collectively, the "Business"); and, as a consequence thereof, the Company is hereby desirous of continuing to retain the Consultant as a consultant to the Company and, through the Company, the various consulting services being provided and to be provided by Mr. Adnani through the Consultant to the Company, and the Consultant is hereby desirous of accepting such position in order to provide such related services to the Company (collectively, the "General Services");

D.                     In accordance with the terms and conditions of each of a certain and underlying "Executive Services Agreement", dated for reference effective as at July 1, 2008, as amended by certain letter agreements to the same, dated for reference effective as at July 1, 2007 and November 1, 2007, respectively, each as entered into between the Company and Mr. Adnani (collectively, the "Underlying Agreement"); a copy of which Underlying Agreement being attached hereto as Schedule "A" and forming a material part hereof; the parties thereby formalized the appointment of Mr. Adnani as both the President, Chief Executive officer and as a consultant to the Company together with the provision for certain related management and operational services to be provided by Mr. Adnani to the Company in accordance with the terms and conditions of the Underlying Agreement;

E.                     Since the entering into of the Underlying Agreement, and as a consequence of the Mr. Adnani's increasing and valuable role within the Company, the Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the General Services and, correspondingly, that it is their intention by the terms and conditions of this "Further Amended and Restated Executive Services Agreement" (the "Agreement") to hereby replace, in their entirety, the Underlying Agreement, together with all such prior discussions, negotiations, understandings and agreements with respect to the General Services; and

F.                     The Parties hereto have agreed to enter into this Agreement which replaces, in its entirety, the Underlying Agreement, together with all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within General Services to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

                      NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1
DEFINITIONS, INTERPRETATION, SCHEDULE AND ENTIRE AGREEMENT

1.1                  Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)       "18-months Severance Fee" has the meaning ascribed to it in section "3.5" hereinbelow;

(b)       "Adnani" means Amir Adnani who owns and controls the corporate Consultant herein;

(c)       "Advance" has the meaning ascribed to it in section "3.6" hereinbelow;

(d)       "Agreement" means this Further Amended and Restated Executive Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(e)       "AMEX" means The American Stock Exchange, or any successor stock exchange, however formed, whether as a result of merger, amalgamation or other action;

(f)       "Arbitration Rules" means the Rules of the American Arbitration Association, as amended from time to time, as set forth in Article "9" hereinbelow;

(g)       "Benefits" has the meaning ascribed to it in section "4.9" hereinbelow;

(h)       "Benefits Extension" has the meaning ascribed to it in section "3.2" hereinbelow;

(i)       "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

(j)       "Bonus" has the meaning ascribed to it in section "4.4" hereinbelow;

(k)       "Business" has the meaning ascribed to it in recital "C." hereinabove.

(l)       "business day" means any day during which United States Canadian Chartered Banks are open for business in the City of Austin, State of Texas, U.S.A.;

(m)       "Change of Control" means, in relation to section "3.5" hereinbelow, the occurrence of any of the following events:

(i)       the acquisition, whether direct or indirect, of voting shares of the Company in excess of 51% of the issued and outstanding voting shares of the Company by a person or group of persons acting in concert, other than through an employee share purchase plan or employee share ownership plan and other than by persons who are, or who are controlled by, the existing shareholders of the Company;

(ii)      any change or changes in the composition of the Board of Directors of the Company from the Effective Date such that less than a majority of the current Board of Directors continues to consist of directors who are continuing directors (each a "Continuing Director"). In this regard Continuing Director means an individual who is a member of the Board of Directors as of the Effective Date, or who becomes a member of the Board of Directors subsequent to the Effective Date with the approval of a majority of the Directors who were Continuing Directors as of the Effective Date;

(iii)     a merger of the voting shares of the Company where the voting shares of the resulting merged company are owned or controlled by shareholders of whom more than 51% are not the same as the shareholders of the Company immediately prior to the merger; or

(iv)      a sale by the Company of substantially all of the assets of the Company to an entity that is not controlled by either the shareholders of the Company or by the Company;

(n)       "Company" means Uranium Energy Corp., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(o)       "Company's Non-Renewal Notice" has the meaning ascribed to in section "3.2" hereinbelow;

(p)       "Consultant" means Amir Adnani Corp., a company incorporated under the laws of the Province of British Columbia, Canada, or any successor company, however formed, whether as a result of merger, amalgamation or other action, together with Mr. Adnani as the context so requires;

(q)       "Effective Date" has the meaning ascribed to in section "3.1" hereinbelow;

(r)       "Effective Termination Date" has the meaning ascribed to it in each of sections "3.2" "3.3", "3.4", "3.5", "3.6", "3.7", "3.8" and "5.3" hereinbelow;

(s)       "Exchange Act", "Form S-8 Registration Statement", "SEC", "Registration Statement" and "Securities Act" have the meanings ascribed to them in section "4.8" hereinbelow;

(t)       "Expenses" has the meaning ascribed to it in section "4.5" hereinbelow;

(u)       "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

(v)       "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

(w)       "Indemnified Party" has the meaning ascribed to it in section "7.1" hereinbelow;

(x)       "Initial Term" has the meaning ascribed to it in section "3.1" hereinbelow;

(y)       "Just Cause" means any act, omission, behavior, conduct or circumstance of the Consultant that constitutes just cause for dismissal of the Consultant at common law;

(z)       "Notice of Termination Date" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5", "3.6", "3.8" and "5.3" hereinbelow;

(aa)     "Option" has the meaning ascribed to it in section "4.7" hereinbelow;

(ab)     "Option Plan" has the meaning ascribed to it in section "4.7" hereinbelow;

(ac)     "Option Share" has the meaning ascribed to it in section "4.7" hereinbelow;

(ad)     "Options Extension" has the meaning ascribed to it in section "3.2" hereinbelow;

(ae)     "Outstanding Expense Reimbursements" has the meaning ascribed to it in section "3.2" hereinbelow;

(af)     "Outstanding Vacation Pay" has the meaning ascribed to it in section "3.2" hereinbelow;

(ag)     "Parties" or "Party" means, individually and collectively, the Company, and/or the Consultant hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(ah)     "Property" has the meaning ascribed to it in section "5.4" hereinbelow;

(ai)     "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(aj)     "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Consultant and including, without limitation, and where applicable, the United States Securities and Exchange Commission, AMEX and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(ak)     "Renewal Period" has the meaning ascribed to it in section "3.2" hereinbelow;

(al)     "Severance Package" has the meaning ascribed to it in each of sections "3.2", "3.3", "3.5", "3.7" and "3.8" hereinbelow;

(am)     "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

(an)     "Termination as an Executive Officer" has the meaning ascribed to it in section "3.8"hereinbelow;

(ao)     "Underlying Agreement" has the meaning ascribed to it in recital "D." hereinabove; and a copy of which Underlying Agreement being attached hereto as Schedule "A" and forming a material part hereof; and

(ap)     "Vacation" has the meaning ascribed to it in section "4.6" hereinbelow.

1.2                  Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)       the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)       any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)       words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

1.3                  Schedule. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

Schedule	Description of Schedule
Schedule "A":	Underlying Agreement.

1.4                  Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Underlying Agreement which is hereby confirmed as superseded, in its entirety, by the terms and conditions of this Agreement.

Article 2
GENERAL SERVICES AND DUTIES OF THE CONSULTANT

2.1                  General Services. During the Initial Term and during the continuance of this Agreement the Company hereby agrees to retain the Consultant as a consultant to the Company, and the Consultant hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Consultant by, the Board of Directors consistent with such position, and the Consultant also agrees to accept such position in order to provide such related management and operational services as the Board of Directors shall, from time to time, reasonably assign to the Consultant and as may be necessary for the ongoing maintenance and development of the Company's various Business interests during the Initial Term and during the continuance of this Agreement (collectively, the "General Services"); it being expressly acknowledged and agreed by the Parties hereto that the Consultant and, through the Consultant, Mr. Adnani, shall initially commit and provide to the Company the General Services on a reasonably full-time basis during the Initial Term and during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay and provide to the order and direction of the Consultant each of the proposed compensation amounts as set forth in Articles "4" hereinbelow.

                      In this regard it is hereby acknowledged and agreed that the Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the Chairman of the Board of Directors, or upon the advice or instructions of such other director or officer of the Company as the Chairman of the Board of Directors shall, from time to time, designate in times of the Chairman of the Board of Director's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2                  Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that Consultant and, through the Consultant, Mr. Adnani, will, during the Initial Term and during the continuance of this Agreement, devote a reasonably full-time portion of the Consultant's and Mr. Adnani's consulting time to the General Services of the Consultant as may be determined and required by the Board of Directors for the performance of said General Services faithfully, diligently, to the best of the Consultant's and Mr. Adnani's abilities and in the best interests of the Company and, furthermore, that the Consultant's and Mr. Adnani's consulting time will be prioritized at all times for the Company in that regard.

2.3                  Adherence to rules and policies of the Company. The Consultant and, through the Consultant, Mr. Adnani, hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant as a consultant to the Company.

Article 3
INITIAL TERM, RENEWAL AND TERMINATION

3.1                  Effectiveness and Initial Term of the Agreement. The initial term of this Agreement (the "Initial Term") is for a period of three years commencing on July 23, 2009 (the "Effective Date"), however, is subject, at all times, to the Company's prior receipt, if required, of Regulatory Approval from each of the Regulatory Authorities to the terms and conditions of and the transactions contemplated by this Agreement within 30 calendar days of the due and complete execution of this Agreement by both Parties hereto; failing said Regulatory Approval, if required, this Agreement will be deemed null and void ab initio.

3.2                  Renewal by the Company after the Initial Term and Severance Package if not renewed. Subject at all times to sections "3.3", "3.4", "3.5", "3.6", "3.7", "3.8" and "5.3" hereinbelow, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. The Company agrees to notify the Consultant in writing at least 90 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice").

                      Should the Company fail to provide a Company's Non-Renewal Notice, this Agreement shall automatically renew on a three-month to three-month term renewal basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties hereto for the next three-month term of renewal or, otherwise, terminated upon delivery by the Company of a corresponding and follow-up 90 calendar day Company's Non-Renewal Notice in connection with and within 90 calendar days prior to the end of any such three-month term renewal period (in each such instance a "Renewal Period" hereunder). Any such Renewal Period on a three-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.

                      Should the Company, however, provide a Company's Non-Renewal Notice either during the Initial Term or during any Renewal Period hereunder and within 90 calendar days prior to the end of such Initial Term or Renewal Period as the case may be (the end of such 90-day period from such Company's Non-Renewal Notice being the "Effective Termination Date" herein), the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and, subject to the following severance package (the "Severance Package" herein) obligation of the Company, the Company's shall continue to be obligated to provide and to pay to the Consultant and to Mr. Adnani all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Consultant and Mr. Adnani the following amounts in the following manner, however, subject, at all times, to the Consultant's ongoing compliance with the Consultant's obligations under Article "5" hereinbelow, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the non-renewal of this Agreement upon the completion of the Initial Term or any Renewal Period of this Agreement:

(a)       an additional severance cash payment equating to an aggregate of four months of the then monthly "Fee" (as hereinafter defined) for each full year, and any portion thereof, of the Initial Term and any Renewal Period during which this Agreement was in force and effect and during which General Services were rendered hereunder, payable by the Company to the Consultant on the Effective Termination Date; and payable within 14 calendar days of the Effective Termination Date;

(b)       any "Expense" (as hereinafter defined) payment reimbursements which would then be due and owing by the Company to the Consultant to the date of the Effective Termination Date and, subject to the Consultant's prior compliance with the provisions of section "4.5" hereinbelow, payable within 14 calendar days of the Effective Termination Date (the "Outstanding Expense Reimbursements");

(c)       any pro rata and unused "Vacation" (as hereinafter defined) pay which would then be due and owing by the Company to Mr. Adnani to the date of the Effective Termination Date and payable within 14 calendar days of the Effective Termination Date (the "Outstanding Vacation Pay");

(d)       subject to the provisions of sections "4.7" and "4.8" hereinbelow, confirmation that all of the Consultant's and Mr. Adnani's then issued and outstanding and vested "Options" (as hereinafter defined) in and to the Company as at the Effective Termination Date are exercisable for a period of one year from the Effective Termination Date (the "Options Extension"); and

(e)       confirmation that all of the Consultant's and Mr. Adnani's then "Benefits" (as hereinafter defined) coverage would be extended to the Consultant and Mr. Adnani for a period ending two years from the Effective Termination Date (the "Benefits Extension").

3.3                  Termination without Just Cause by the Company and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company without Just Cause at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Company's delivery to the Consultant of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 60 calendar days prior to the effective date of any such termination (the end of such 60-day period from such Notice of Termination being the "Effective Termination Date" herein).

                      In any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and, subject to the following severance package (the "Severance Package" herein) obligation of the Company, the Company's shall continue to be obligated to provide and to pay to the Consultant and to Mr. Adnani all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Consultant and Mr. Adnani the following amounts in the following manner, however, subject, at all times, to the Consultant's ongoing compliance with the Consultant's obligations under Article "5" hereinbelow, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the early termination by the Company without Just Cause under this Agreement prior to the completion of the Initial Term or any Renewal Period of this Agreement:

(a)       an additional severance cash payment equating to an aggregate of 24 months of the then monthly "Fee" (as hereinafter defined) payable by the Company to the Consultant on the Effective Termination Date; and payable within 14 calendar days of the Effective Termination Date;

(b)       subject to the Consultant's prior compliance with the provisions of section "4.5" hereinbelow, all Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date;

(c)       all Outstanding Vacation Pay payable within 14 calendar days of the Effective Termination Date;

(d)       subject to the provisions of sections "4.7" and "4.8" hereinbelow, the Options Extension commencing on the Effective Termination Date; and

(e)       the Benefits Extension commencing on the Effective Termination Date.

3.4                  Termination by the Consultant. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Consultant at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Consultant's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 90 calendar days prior to the effective date of any such termination (the end of such 90-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and the Company's ongoing obligation to provide and to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinbelow will continue only until the Effective Termination Date.

3.5                  Termination by the Consultant for any Change of Control and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Consultant at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Consultant's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 60 calendar days prior to the effective date of any such termination (the end of such 60-day period from such Notice of Termination being the "Effective Termination Date" herein) if the Consultant determines that the occurrence of any event or series of events constitute a Change of Control of the Company. In this regard, and in order to be entitled to provide any such Notice of Termination under this section, the Consultant shall be required to make a determination that any such Change of Control has occurred within 30 calendar days of its occurrence; failing which the Consultant will have been deemed to have accepted such Change of Control without exception and without the right of termination and "Severance Package" (as hereinafter defined) as otherwise provided for in this section.

                      Upon receipt of such Notice of Termination the Company shall have until 30 calendar days prior to the Effective Termination Date to respond to the Consultant respecting the Company's determination of whether or not a Change of Control has occurred. Any dispute as amongst the Parties respecting any such Change of Control determination shall be determined by arbitration in accordance with Article "9" hereinbelow.

                      Subject to the foregoing and, in particular, the Consultant's prior and valid exercise of its right of Notice of Termination for a determined Change of Control, in any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and, subject to the following severance package (the "Severance Package" herein) obligation of the Company, the Company's shall continue to be obligated to provide and to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date, should it either be agreed by the Parties or determined by arbitration in accordance with Article "9" hereinbelow that a Change of Control has in fact occurred, the Company shall also pay and provide to the Consultant and Mr. Adnani the following amounts in the following manner, however, subject, at all times, to the Consultant's ongoing compliance with the Consultant's obligations under Article "5" hereinbelow, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the early termination by the Company for a Change of Control under this Agreement prior to the completion of the Initial Term or any Renewal Period of this Agreement:

(a)       an additional severance cash payment equating to an aggregate of 18 months of the then monthly "Fee" (as hereinafter defined) payable by the Company to the Consultant on the Effective Termination Date; and payable within 14 calendar days of the Effective Termination Date (the "18-months Severance Fee");

(b)       subject to the Consultant's prior compliance with the provisions of section "4.5" hereinbelow, all Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date;

(c)       all Outstanding Vacation Pay payable within 14 calendar days of the Effective Termination Date;

(d)       subject to the provisions of sections "4.7" and "4.8" hereinbelow, the Options Extension commencing on the Effective Termination Date; and

(e)       the Benefits Extension commencing on the Effective Termination Date.

3.6                  Termination for cause or Just Cause by any Party and Advance. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any Party hereto at any time upon written notice to the other Party of such Party's intention to do so (the "Notice of Termination" herein) at least 14 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein), and damages sought, if:

(a)       the other Party fails to cure a material breach of any provision of this Agreement within 21 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 21 calendar days and the other Party is actively pursuing to cure said material breach);

(b)       the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within 21 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 21 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

(c)       the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(d)       the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 21 calendar days.

                      In any such event the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and the Company shall continue to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in the event that the Company terminates this Agreement at any time for Just Cause by providing 30 calendar days' prior written Notice of Termination to the Consultant with respect to either of paragraphs "(a)" or "(b)" only hereinabove, the Company shall pay to the Consultant and Mr. Adnani all of the amounts otherwise due or payable to the Consultant and Mr. Adnani by the Company pursuant to Article "4" hereinbelow until the Effective Termination Date (collectively, the "Advance"); and which Advance may then be utilized by the Consultant to either cure or correct any material breach or willful non-compliance consequent thereon; failing which the Company may then offset or claim any such Advance as against any other amounts which may then be due and owing by the Company to the Consultant and Mr. Adnani under the terms and conditions of this Agreement. In addition, and should it then be either agreed by the Company or determined by arbitration in accordance with Article "9" hereinbelow that the Consultant had, in fact, appropriately terminated this Agreement for cause, the Company shall then be obligated to provide and pay to the Consultant and Mr. Adnani all of the amounts which comprise the Severance Package in the manner as set forth in section "3.3" hereinabove.

3.7                  Termination for disability or death and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement will be deemed terminated at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement on the 30th calendar day following either the death or disability of Mr. Adnani as a without fault termination (the resulting effective date of any such termination being the "Effective Termination Date" herein). For the purposes of this Agreement the term "disability" shall mean that Mr. Adnani shall have been unable to assist the Consultant in providing the General Services contemplated under this Agreement for a period of 30 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Consultant and the Company; provided that if the Consultant and the Company do not agree on a physician, the Consultant and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on all Parties.

                      Subject to the following severance package (the "Severance Package" herein) obligation of the Company, in the event that the Consultant's employment is terminated by Mr. Adnani's death or because of disability pursuant to this Agreement, the Company shall pay to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, all amounts to which the Consultant and Mr. Adnani would otherwise be entitled under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, the following amounts in the following manner, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for the untimely and early termination of this Agreement prior to the completion of the Initial Term or any Renewal Period by reason of Mr. Adnani's death or disability:

(a)       an additional severance cash payment equating to an aggregate of 12 months of the then monthly "Fee" (as hereinafter defined) payable by the Company to the Consultant or to the estate of Mr. Adnani, as may be determined by the estate of Mr. Adnani, on the Effective Termination Date; and payable within 14 calendar days of the Effective Termination Date;

(b)       subject to the Consultant's prior compliance with the provisions of section "4.5" hereinbelow, all Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date;

(c)       all Outstanding Vacation Pay payable within 14 calendar days of the Effective Termination Date; and

(d)       subject to the provisions of sections "4.7" and "4.8" hereinbelow, the Options Extension commencing on the Effective Termination Date.

3.8                  Termination of Mr. Adnani as an Executive Officer and Severance Package. Notwithstanding any other provision of this Agreement, and in consideration of Mr. Adnani's ongoing agreement to maintain the responsibilities imposed upon Mr. Adnani as the current President, Chief Executive Officer and a director of the Company and continuing from the effective date of the Underlying Arrangement, it is hereby acknowledged and agreed that this Agreement may be terminated by the Consultant at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Consultant's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 60 calendar days prior to the effective date of any such termination (the end of such 60-day period from such Notice of Termination being the "Effective Termination Date" herein) if Mr. Adnani's position as the President and Chief Executive Officer of the Company is terminated for any reason whatsoever by the Company subsequent to the Effective Date of this Agreement and during the Initial Term and during the continuance of this Agreement (the "Termination as an Executive Officer").

                      In any such event of Termination as an Executive Officer the Consultant's ongoing obligation to provide the General Services will continue until the Effective Termination Date and, subject to the following severance package (the "Severance Package" herein) obligation of the Company, the Company's shall continue to be obligated to provide and to pay to the Consultant and to Mr. Adnani all of the amounts otherwise payable to the Consultant under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Consultant and Mr. Adnani under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Consultant and Mr. Adnani the following amounts in the following manner, however, subject, at all times, to the Consultant's ongoing compliance with the Consultant's obligations under Article "5" hereinbelow, such ongoing compensation representing the Consultant's clear and unequivocal Severance Package for Mr. Adnani's Termination as an Executive Officer under this Agreement prior to the completion of the Initial Term or any Renewal Period of this Agreement:

(a)       the 18-months Severance Fee payable within 14 calendar days of the Effective Termination Date;

(b)       subject to the Consultant's prior compliance with the provisions of section "4.5" hereinbelow, all Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date;

(c)       all Outstanding Vacation Pay payable within 14 calendar days of the Effective Termination Date;

(d)       subject to the provisions of sections "4.7" and "4.8" hereinbelow, the Options Extension commencing on the Effective Termination Date; and

(e)       the Benefits Extension commencing on the Effective Termination Date.

3.9                  Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, each of sections "3.2", "3.3", "3.4", "3.5", "3.6", "3.7", "3.8" and "5.3" herein shall survive the termination of this Agreement.

Article 4
COMPENSATION OF THE CONSULTANT

4.1                  Fee. Subject to ongoing currency exchange adjustment as provided for hereinbelow, it is hereby acknowledged and agreed that the Consultant shall render the General Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to such payment, of the gross monthly fee of U.S. $19,167.00 (the "Fee"). In this regard it is hereby acknowledged and agreed that the monthly Fee will be continued to be adjusted, at all times and from time to time, such that the Consultant will continue to receive, at a minimum, such number of U.S. Fee dollars as will equate to not less than the currency ratio of U.S. $1.00 = Cdn. $1.12; with the further understanding that this currency exchange adjustment may be adjusted upward (but never downward) should said currency exchange ratio at the time of a Fee payment be such that the U.S. dollar equivalent to a Cdn. dollar is then less than $1.00 to $1.12). All such Fees will be due and payable by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine, in the Consultant's sole and absolute discretion, and advise the Company of prior to any such Fee payment, bi-monthly and on or about the fifteenth and thirtieth day of each month of the then monthly period of service during the continuance of this Agreement.

4.2                  Payment of Fee and status as a non-taxable consultant. It is hereby also acknowledged and agreed that the Consultant will be classified as a non-taxable consultant of the Company for all purposes, such that all compensation which is provided by the Company to the Consultant under this Agreement, or otherwise, will be calculated on the foregoing and gross Fee basis and otherwise for which no statutory taxes will first be deducted by the Company.

4.3                  Increase in the Fee. It is hereby acknowledged that the proposed Fee payments under this Agreement were negotiated as between the Parties hereto in the context of the stage of development of the Company existing as at the Effective Date of this Agreement. Correspondingly, it is hereby acknowledged and agreed that the Fee shall be reviewed and renegotiated at the request of either Party on a reasonably consistent basis during the continuance of this Agreement and, in the event that the Parties cannot agree, then the Fee shall be increased on an annual basis by the greater of (i) 10% and (ii) the percentage which is the average percentage of all increases to management salaries and fees within the Company during the previous 12-month period. Any dispute respecting either the effectiveness or magnitude of the final Fee hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.4                  Bonus payments. It is hereby also acknowledged that the Board of Directors shall, in good faith, consider the payment of reasonable industry standard annual bonuses (each being a "Bonus") based upon the performance of the Company and upon the achievement by the Consultant and/or the Company of reasonable management objectives to be reasonably established by the Board of Directors (after reviewing proposals with respect thereto defined by the Consultant and delivered to the Board of Directors by the Consultant at least 30 calendar days before the beginning of the relevant year of the Company (or within 90 calendar days following the commencement of the Company's first calendar year commencing on the Effective Date)). These management objectives shall consist of both financial and subjective goals and shall be specified in writing by the Board of Directors, and a copy shall be given to the Consultant prior to the commencement of the applicable year. The payment of any such Bonus shall be payable no later than within 120 calendar days of the ensuing year after any calendar year commencing on the Effective Date. Any dispute respecting either the effectiveness or the magnitude of any Bonus hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.5                  Reimbursement of Expenses. It is hereby acknowledged and agreed that the Consultant shall also be reimbursed for all pre-approved, direct and reasonable expenses actually and properly incurred by the Consultant and Mr. Adnani for the benefit of the Company (collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Consultant as the Consultant may designate in writing, from time to time, in the Consultant's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Consultant to the Company of written substantiation on account of each such reimbursable Expense.

4.6                  Paid Vacation. It is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Consultant and, through the Consultant, Mr. Adnani, shall be entitled to four weeks paid vacation (collectively, the "Vacation"), to be taken at a time or times which are approved by the Chairman of the Board of Directors (such approval not to be unreasonably withheld); provided, however, taking into account the operational requirements of the Company and the need for the timely performance of the Consultant's General Services; and provided, further, that such weeks shall not be taken consecutively. In this regard it is further understood hereby that the Consultant's and, correspondingly, Mr. Adnani's, entitlement to any such paid Vacation during any year (including the initial year) during the continuance of this Agreement will be subject, at all times, to the Consultant's entitlement to only a pro rata portion of any such paid Vacation time during any year (including the initial year) and to the effective date upon which this Agreement is terminated prior to the end of any such year for any reason whatsoever. Unused Vacation may not be carried over after the completion of each calendar year during the continuance of this Agreement, and any unused Vacation will be paid out in cash by the Company to the Consultant within 14 calendar days of the end of any such calendar year.

4.7                  Options. Subject to the following and the provisions of section "4.8" hereinbelow, it is hereby acknowledged and agreed that the Consultant and Mr. Adnani will be granted, or will have already been granted, subject to the rules and policies of the Regulatory Authorities and applicable securities legislation, the terms and conditions of the Company's existing stock incentive plans (collectively, the "Option Plan") and the final determination of the Board of Directors, acting reasonably, an incentive stock option or options (each being an "Option") for the collective purchase of up to an aggregate of not less than 365,000 common shares of the Company (each an "Option Share"), at an exercise price of not more than U.S. $0.33 per Option Share and exercisable for a period of not less than ten years from the date of grant; and such further number of Options to acquire an equivalent number of Option Shares of the Company as the Board of Directors may determine, in its sole and absolute discretion; and which Option or Options will be exercisable for such periods and at such exercise price or prices per Option Share as the Board of Directors may also determine, in its sole and absolute discretion, from time to time after the Effective Date hereof.

                      It is hereby acknowledged that the initial Options granted under this Agreement were negotiated as between the Parties hereto in the context of the stage of development of the Company existing as at the Effective Date of this Agreement. Correspondingly, it is hereby acknowledged and agreed that the number of Options granted by the Company to the Consultant and Mr. Adnani hereunder shall be reviewed and renegotiated at the request of either Party on a reasonably consistent basis during the continuance of this Agreement and, in the event that the Parties cannot agree, then the number of Options shall be increased on an annual basis by the percentage which is the average percentage of all increases to management stock options within the Company during the previous 12-month period; and in each case on similar and reasonable exercise terms and conditions. Any dispute respecting either the effectiveness or magnitude of the final number and terms hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.8                  Options subject to the following provisions. In this regard, and subject also to the following, it is hereby acknowledged and agreed that the exercise of any such Options shall be subject, at all times, to such vesting and resale provisions as may then be contained in the Company's Option Plan and as may be finally determined by the Board of Directors, acting reasonably. Notwithstanding the foregoing, however, it is hereby also acknowledged and agreed that, in the event that this Agreement is terminated in accordance with either of sections "3.2", "3.4", "3.6", "3.7" and "5.3" herein; such that no Severance Package or any portion thereof is then available to the Consultant; such portion of the within and remaining Options which shall have then not been exercised on the determined Effective Termination Date shall, notwithstanding the remaining exercise period of the Option(s), then be exercisable by the Consultant and Mr. Adnani for a period of only 90 calendar days following such Effective Termination Date or otherwise. In this regard, and in accordance with the terms and conditions of each final form of Option agreement, the Parties hereby also acknowledge and agree that:

(a)       Registration of Option Shares under the Options: the Company will use its reasonably commercial efforts to file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (the "Form S-8 Registration Statement") within 90 calendar days after the Effective Date hereof covering the issuance of all Option Shares of the Company underlying the then issued Options, and such Form S-8 Registration Statement shall comply with all requirements of the United States Securities Act of 1933, as amended (the "Securities Act"). In this regard the Company shall use its best efforts to ensure that the Form S-8 Registration Statement remains effective as long as such Options are outstanding, and the Consultant fully understands and acknowledges that these Option Shares will be issued in reliance upon the exemption afforded under the Form S-8 Registration Statement which is available only if the Consultant acquires such Option Shares for investment and not with a view to distribution. The Consultant is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act and the special meaning given to such term in various releases of the SEC;

(b)       Section 16 compliance: the Company shall ensure that all grants of Options are made to ensure compliance with all applicable provisions of the exemption afforded under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the foregoing, the Company shall have an independent committee of the Board of Directors approve each grant of Options to the Consultant and Mr. Adnani and, if required, by the applicable Regulatory Authorities and the shareholders of the Company. The Company shall file, on behalf of the Consultant, all reports required to filed with the SEC pursuant to the requirements of Section 16(a) under the Exchange Act and applicable rules and regulations;

(c)       Disposition of any Option Shares: the Consultant further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Consultant agrees that the Consultant shall in no event make any disposition of all or any portion of the Option Shares which the Consultant may acquire hereunder unless and until:

(i)       there is then in effect a "Registration Statement" under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)      (A) the Consultant shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Consultant shall have furnished the Company with an opinion of the Consultant's own counsel to the effect that such disposition will not require registration of any such Option Shares under the Securities Act and (C) such opinion of the Consultant's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Consultant of such concurrence; and

(d)       Payment for any Option Shares: it is hereby further acknowledged and agreed that, during the continuance of this Agreement, the Consultant shall be entitled to exercise any Option granted hereunder and pay for the same by way of the prior agreement of the Consultant, in the Consultant's sole and absolute discretion, and with the prior knowledge of the Company, to settle any indebtedness which may be due and owing by the Company under this Agreement in payment for the exercise price of any Option Shares acquired thereunder. In this regard, and subject to further discussion as between the Company and the Consultant, together with the prior approval of the Board of Directors and the establishment by the Company of a new Option Plan predicated upon the same, it is envisioned that, when the Company is in a position to afford the same, the Company may adopt certain additional "cashless exercise" provisions respecting the granting and exercise of incentive stock options during the continuance of this Agreement.

4.9                  Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Consultant shall be provided with a monthly stipend of U.S. $1,500.00 which the Consultant may then utilize, in the Consultant's sole and absolute discretion, in order to secure and pay for such medical services and life insurance plans as the Consultant may so determine outside of the Company's current medical services and life insurance benefits programs. In addition, it is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Consultant and Mr. Adnani shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) (collectively, the "Benefits") at the Company's expense for any and all such Benefits from time to time.

Article 5
ADDITIONAL OBLIGATIONS OF THE CONSULTANT

5.1                  Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Consultant will provide the Board of Directors with such information concerning the results of the Consultant's General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

5.2                  Opinions, reports and advice of the Consultant. The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant's engagement hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Consultant covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant's role in respect of the Company may be made by the Consultant without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Consultant to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.3                  Consultant's business conduct. The Consultant warrants that the Consultant shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Company's business interests and the Consultant. In particular, and in this regard, the Consultant specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company. In the event that the Board of Directors has a reasonable concern that the business as conducted by the Consultant is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the business interests or to the Company's or the Consultant's reputation, the Company may require that the Consultant make such alterations in the Consultant's business conduct or structure, whether of management or Board representation or employee or sub-licensee representation, as the Board of Directors may reasonably require, in its sole and absolute discretion, failing which the Company, in its sole and absolute discretion, may terminate this Agreement upon prior written notice to the Consultant to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Consultant's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Consultant and Mr. Adnani all of the amounts otherwise payable to the Consultant and Mr. Adnani under Article "4" hereinabove until the Effective Termination. In the event of any debate or dispute as to the reasonableness of the Board of Directors' request or requirements, the judgment of the Board of Directors shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article "9" hereinbelow.

5.4                  Right of ownership to the business and related Property. The Consultant hereby acknowledges and agrees that any and all Company Business interests, together with any products or improvements derived therefrom and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company. Correspondingly, neither this Agreement, nor the operation of the business contemplated by this Agreement, confers or shall be deemed to confer upon the Consultant any interest whatsoever in and to any of the Property. In this regard the Consultant hereby further covenants and agrees not to, during or after the Initial Term and the continuance of this Agreement, contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of the Company's interests therein. The Consultant acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Consultant's knowledge of and association with the Property interests during the Initial Term and during the continuance of this Agreement, the aforesaid covenant, both during the Initial Term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Company. As a final note, the Consultant hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Property interests as soon as the Consultant becomes aware of the infringement or challenge.

                      In addition, and for even greater certainty, the Consultant hereby assigns to the Company the entire right, title and interest throughout the world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, and other inventions, made, conceived, or reduced to practice or authored by the Consultant or the Consultant's employees, either solely or jointly with others, during the performance of this Agreement, or which are made, conceived, or reduced to practice, or authored with the use of information or materials of the Company either received or used by the Consultant during the performance of this Agreement or any extension or renewal thereof. The Consultant shall promptly disclose to the Company all works, writings, formulas, designs, models, photographs, drawings, design inventions and other inventions made, conceived or reduced to practice, or authored by the Consultant or the Consultant's employees as set forth above. The Consultant shall sign, execute and acknowledge, or cause to be signed, executed and acknowledged without cost to Company or its nominees, patent, trademark or copyright protection throughout the world upon all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions; title to which the Company acquires in accordance with the provisions of this section. The Consultant has acquired or shall acquire from each of the Consultant's employees, if any, the necessary rights to all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions made by such employees within the scope of their employment by the Consultant in performing the General Services under this Agreement. The Consultant shall obtain the cooperation of each such employee to secure to the Company or its nominees the rights to such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions as the Company may acquire in accordance with the provisions of this section. The work performed and the information produced under this Agreement are works made for hire as defined in 17 U.S.C. Section 101.

Article 6
ADDITIONAL OBLIGATIONS OF THE PARTIES

6.1                  No conflict, no competition and non-circumvention. During the continuance of this Agreement neither Party hereto shall engage in any business or activity which reasonably may detract from or conflict with that Party's respective duties and obligations to other Party as set forth in this Agreement without the prior written consent of the other Party hereto. In addition, during the continuance of this Agreement, and for a period of at least one year following the termination of this Agreement in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" or "5.3" hereunder, the Consultant and Mr. Adnani not shall engage in any uranium exploration or development business or activity whatsoever which reasonably may be determined by the Board of Directors, in its sole and absolute discretion, to compete with any portion of the Company's Business interests as contemplated hereby without the prior written consent of the Company. Furthermore, each of the Parties hereby acknowledges and agrees, for a period of at least one year following the termination of this Agreement in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" or "5.3" hereunder, not to initiate any contact or communication directly with either of the other Party or any of its respective subsidiaries, as the case may be, together with each of the other Party's respective directors, officers, representatives, agents or employees, without the prior written consent of the other Party hereto and, notwithstanding the generality of the foregoing, further acknowledges and agrees, even with the prior written consent of the other Party to such contact or communication, to limit such contact or communication to discussions outside the scope of any confidential information (as hereinafter determined). For the purposes of the foregoing the Parties hereby recognize and agree that a breach a Party of any of the covenants herein contained would result in irreparable harm and significant damage to the other Party that would not be adequately compensated for by monetary award. Accordingly, each of the Parties agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, a Party will also be liable to the other Party hereto, as liquidated damages, for an amount equal to the amount received and earned by that Party as a result of and with respect to any such breach. The Parties hereby acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of their respective business interests and are reasonable and valid, and all defenses to the strict enforcement thereof by the Parties are hereby waived.

6.2                  Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party hereto, or of any of the other Party's respective subsidiaries, which may come to the Party's knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party's respective business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

6.3                  Compliance with applicable laws. Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1                  Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, consultants and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

7.2                  No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

7.3                  Claim of indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4                  Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

7.5                  Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

7.6                  Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)       such counsel has been authorized by the relevant Party;

(b)       the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)       the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)       there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

7.7                  Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 8
FORCE MAJEURE

8.1                  Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

8.2                  Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "8.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 9
ARBITRATION

9.1                  Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

9.2                  Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "9.3" hereinbelow.

9.3                  Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Rules. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in the City of Austin, State of Texas, U.S.A., for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

9.4                  Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 10
GENERAL PROVISIONS

10.1                No assignment. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties.

10.2                Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

10.3                Time of the essence. Time will be of the essence of this Agreement.

10.4                Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

10.5                Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

10.6                Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

10.7                Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Consultant has been required by each of Lang Michener LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Company.

10.8                Applicable law. The situs of this Agreement is Austin, Texas, U.S.A., and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in Austin, Texas, U.S.A., and the federal laws of the United States applicable thereto.

10.9                Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

10.10              Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

10.11              Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

10.12              No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

10.13              Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)       be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)       be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)       constitute a general waiver under this Agreement; or

(d)       eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

                      IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.
The COMMON SEAL of URANIUM ENERGY CORP., the Company herein, was hereunto affixed in the presence of: "Alan Lindsay" Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of AMIR ADNANI CORP., the Consultant herein, was hereunto affixed in the presence of: "Amir Adnani" Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

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February 1, 2012 Delivered and via e-mail

To:

Amir Adnani Corp.
c/o Suite 320, 1111 West Hastings Street
Vancouver, British Columbia, Canada, V6E 2J3

Dear Amir:

Re:

Uranium Energy Corp. (the "Company")
Amendment to Executive Services Agreement with the Company

As Chairman of the Company's Compensation Committee I am very pleased to report to you on the recent determination of the Company's Compensation Committee, effective on January 1, 2012 (the "Effective Date"), and with your prior concurrence, to increase your current "Benefits" stipend (to a monthly stipend of U.S. $3,500.00 from an original monthly stipend of U.S. $2,250.00) under your existing "Further Amended and Restated Executive Services Agreement" with the Company, which is dated for reference as fully executed on July 23, 2009, together with the amending letter with the Company to the same, which is dated for reference July 1, 2010 (collectively, the "Executive Services Agreement"); with this letter agreement being a further "Amendment" to your Executive Services Agreement.

I confirm that this Amendment is being made in recognition of the considerable time and effort that you have expended over the last several years in guiding the Company through various stages of its development and its corresponding funding requirements and, in particular, the extensive travel schedule that has been imposed on you personally as a result. In this regard the Company understands that the current Benefits stipend provided under your current Executive Services Agreement is inadequate in providing you and your family with the necessary and intended resources and protection envisioned thereby.

Correspondingly, and in order to hereby formalize the referenced Amendment, we confirm that the following provision of your existing Executive Services Agreement is hereby deleted with the following provisions being substituted in its stead:

"4.9     Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Consultant shall be provided with a monthly stipend of U.S. $3,500.00 which the Consultant may then utilize, in the Consultant's sole and absolute discretion, in order to secure and pay for such medical services and life insurance plans as the Consultant may so determine outside of the Company's current medical services and life insurance benefits programs. In addition, it is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Consultant and Mr. Adnani shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) (collectively, the "Benefits") at the Company's expense for any and all such Benefits from time to time."

It is hereby recognized and agreed that, other than for the Amendment set forth herein, all other provisions of the Executive Services Agreement remain in full force and effect as of the Effective Date hereof and, furthermore, that the Executive Services Agreement, together with the within Amendment, constitutes the entire agreement to date between the parties hereto and supersede every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of the Executive Services Agreement.

We kindly ask that you now acknowledge your receipt and approval of the within Amendment to your Executive Services Agreement by simply executing and returning to the attention of the writer via facsimile the duplicate copy of this letter which has been enclosed for that purpose at your earliest convenience hereafter. In the interim we remain, always,

Yours very truly,

/s/ Erik Essiger
Erik Essiger, Chairman of the Compensation Committee
for Uranium Energy Corp.

Receipt and approval of the within Amendment to the Executive Services Agreement with the Company is hereby acknowledged on this day of February, 2012, by:

/s/ Amir Adnani
Amir Adnani, President
for Amir Adnani Corp.

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